Exhibit 4.1

NUMBER

AFN

COMMON STOCK

PAR VALUE $0.001

FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

COMMON STOCK

PAR VALUE $0.001

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 014485 10 6

SHARES

ALESCO FINANCIAL INC.

A MARYLAND CORPORATION

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF **ALESCO FINANCIAL INC.**

(the "Company"), transferable on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Company's charter and bylaws, and amendments thereto.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

ALESCO FINANCIAL INC. CORPORATE SEAL MARYLAND

Chief Executive Officer and President

Chief Financial Officer and Treasurer

THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

IMPORTANT NOTICE

RESTRICTION ON OWNERSHIP AND TRANSFER

The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by section 2-211(B) of the corporations and associations article of the annotated code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (I) the differences in the relative rights and preferences between the shares of each series to the extent set, and (II) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by references to the charter of the Company.

The shares represented by this Certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s charter, (i) no Person may Beneficially Own or Constructively Own shares of any class or series of the Company’s Capital Stock in excess of 9.8% of the aggregate value of the outstanding shares of any such class or series of Capital Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Company, as the same may be amended from time to time.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	- as tenants by the entireties		(Cust)			(Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
				(State	)

Additional abbreviations may also be used though not in the above list.

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated,

Signature(s) Guaranteed:
SIGNATURE(S)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.	NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.